Exhibit 25

LOCK-UP AGREEMENT

July 26, 2022

Citigroup Global Markets Inc.

Piper Sandler & Co.

As Representatives of the several Underwriters

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc. (“Citigroup”) and Piper Sandler & Co. (together with Citigroup, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters listed in Schedule II to the Underwriting Agreement (the “Underwriters”) of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Offering to continue their efforts in furtherance thereof, the undersigned hereby agrees not to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement relating to the Offering (the “Prospectus”) (such period, the “Lock-Up Period”), without the prior written consent of Citigroup on behalf of the Underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (b) any surrender of shares of Common Stock (or options to purchase shares of Common Stock) to the Company by the undersigned in satisfaction of (i) any federal, state or local taxes required by law to be withheld with respect to the vesting of shares of Common Stock or the exercise of stock options to purchase Common Stock and/or (ii) the exercise price payable to the Company with respect to the exercise of stock options to purchase Common Stock, in each case granted under a stock incentive plan or stock purchase plan of the Company described in the Prospectus or any document incorporated by reference therein and in accordance with the terms of any such instrument as in effect on or before the date hereof, (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members, stockholders or equityholders of the undersigned, (e) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (f) transfers to immediate family of the undersigned, to a trust all of the beneficiaries of which are the undersigned and/or members of his or her immediate family or to a corporation, partnership, limited partnership or limited liability company all of the stockholders, partners and members of which are the undersigned and/or members of his or her immediate family, in each case for estate planning purposes, (g) transfers by will or other testamentary document, or intestacy; provided that (i) in the case of any transfer or distribution pursuant to clauses (c) – (g) each donee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) in the case of any surrender, transfer or distribution pursuant to clauses (b) and (g), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be voluntarily made during the Lock-Up Period and if any filing under Section 16(a) of the Exchange Act shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, and (iii) in the case of any surrender, transfer or distribution pursuant to clauses (c) – (f), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, (h) the sale of securities in a registered public offering pursuant to the undersigned’s incidental, or “piggy-back,” registration rights in connection with registration statements proposed to be filed by the Company for any public offering of securities of the Company after the Offering, (i) any transfers, surrenders or distributions in connection with a bona fide third party takeover bid made to all holders of Common Stock or any other acquisition transaction whereby all or substantially all of the Common Stock is acquired by a third party; provided that in the event the third party takeover bid or other acquisition transaction is not completed, the undersigned shall remain subject to the restrictions contained herein, (j) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period, except as otherwise permitted herein, and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period or (k) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; provided that if any filing under Section 16(a) of the Exchange Act shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer. For purposes of this agreement, “immediate family” shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

In addition, the undersigned agrees that, without the prior written consent of Citigroup on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

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If prior to the termination of this agreement, the Company or the Underwriters enter into an oral or written agreement with any executive officer listed on Exhibit A or any director of the Company (each an “Other Holder”) with respect to shares of Common Stock owned by or to be granted to such Other Holder, and such other agreement (1) does not contain the lock-up restrictions contained in this agreement, (2) waives, terminates or suspends an existing lock-up restriction, in whole or in part, permanently or for a limited period of time or (3) contains a lock-up restriction which (or amends or modifies an existing lock-up restriction such that it) expires or terminates, in whole or in part, on terms more favorable to such Other Holder than to the undersigned pursuant to this agreement, then this agreement shall be deemed to be automatically modified without any further action so that the terms of this agreement are no less favorable to the undersigned than the agreement applicable to such Other Holder, unless such agreements with such executive officers or directors relate to a number of shares not more than 100,000 shares in the aggregate; provided that, for the avoidance of doubt, any transfers pursuant to lockup exceptions existing on the date hereof do not count toward such 100,000 share limit. The Company shall, upon any such automatic modification or termination of this agreement, notify the undersigned of such modification or termination in writing as promptly as reasonably practicable; provided that, the failure to give such notice shall not give rise to any claim or liability against the Company or the Underwriters. This agreement supersedes any other similar agreement or covenant agreed to by the undersigned in any other agreement, including the hold-back provisions of the registration rights agreement between the undersigned and the Company, dated as of June 17, 2007.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement shall automatically terminate, and the undersigned shall be automatically released from its obligations hereunder, upon the earliest to occur, if any, of (1) the execution of the Underwriting Agreement in connection with the Offering shall not have occurred on or before August 31, 2022, (2) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (3) the Representatives, on behalf of the Underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering.

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The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this agreement. This agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

INVUS, L.P.

By:	Invus Advisors, L.L.C.,
its general partner

By:	/s/ Philip Bafundo
Name:	Philip Bafundo
Title:	CFO of the General Partner

INVUS PUBLIC EQUITIES, L.P.

By:	Invus Public Equities Advisors, L.L.C.,
its general partner

By:	/s/ Philip Bafundo
Name:	Philip Bafundo
Title:	CFO of the General Partner

INVUS ADVISORS, L.L.C.

By:	/s/ Philip Bafundo
Name:	Philip Bafundo
Title:	Chief Financial Officer

INVUS PUBLIC EQUITIES ADVISORS, L.L.C.

By:	/s/ Philip Bafundo
Name:	Philip Bafundo
Title:	Chief Financial Officer

[Signature Page to Lock-Up Agreement]

ARTAL INTERNATIONAL S.C.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director of Artal International Management S.A., the Managing Partner of Artal International S.C.A.

[Signature Page to Lock-Up Agreement]

ULYS, L.L.C.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS US PARTNERS LLC

By:	/s/ Philip Bafundo
Name:	Philip Bafundo
Title:	Authorized Person

[Signature Page to Lock-Up Agreement]

EXHIBIT A

Lonnel Coats

Brian T. Crum

Craig B. Granowitz

Alan J. Main

Jeffrey L. Wade